New York Mortgage Trust 2022 Third Quarter Financial Summary

2See Glossary and End Notes in the Appendix. This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us, including the disposition over time of our joint venture equity investments; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic and variants; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets; and the impact of COVID-19 on us, our operations and our personnel. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Third quarter 2022 Financial Tables and related information can be viewed in the Company’s press release dated November 2, 2022 posted on the Company’s website at http://www.nymtrust.com under the “Investors — Events & Presentations” section. Forward Looking Statements

3 To Our Stockholders Management Update “The historic rate volatility witnessed in September that was driven by heightened inflationary fears sharply lowered asset prices across the fixed income markets. Our pivot to effectively halting asset pipeline activity throughout the entirety of the third quarter proved to be appropriate and helped enhance our balance sheet while minimizing book value decline. By constraining strategies that deeply depend on securitization market execution, limiting mark-to- market financing exposure and constructing a short-duration investment portfolio that allows us to maintain elevated unrestricted cash, we are well positioned to quickly rotate and take advantage of the emerging dislocation in this higher rate environment and we believe opportunities in this channel will provide a superior path to capital deployment for attractive risk-adjusted returns. With a strong balance sheet and multiple decades of experience in the distressed investment space, we are prepared for and excited about NYMT’s future.” — Jason Serrano, Chief Executive Officer and President

Company Overview Financial Summary Market & Strategy Update Quarterly Comparative Financial Information Appendix Non-GAAP Financial Measures Glossary End Notes Capital Allocation Reconciliation of Joint Venture Equity Investments Table of Contents

Company Overview

6See Glossary and End Notes in the Appendix. New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 9/30/2022 75 professionals in New York, Los Angeles, and Charlotte Focus of utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $4.2B Total Investment Portfolio / $1.2B Market Capitalization NYMT Overview Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Cash and Other 55% 36% 9%

7 Key Developments See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Loss per share of $(0.33), Comprehensive loss per share of $(0.34) ◦ Undepreciated loss per share of $(0.27)* ◦ Book value per share of $3.65 ◦ Undepreciated book value per share of $3.89* (-8.3% change QoQ) ◦ (7.6)% Quarterly Economic Return ◦ (5.9)% Quarterly Economic Return on Undepreciated Book Value* Stockholder Value ◦ Declared third quarter common stock dividend of $0.10 per share ◦ Repurchased 5.5 million shares of common stock at average repurchase price of $2.62 per share through September 30, 2022 ◦ Subsequent to quarter-end, settled on the repurchase of an additional 2.1 million shares of common stock at average repurchase price of $2.23 per share ◦ Common stock dividend yield of 17.1% (share price as of 9/30/2022) Liquidity / Financing ◦ Sold investment securities during the quarter, recognizing realized gains of $18 million ◦ Sold underlying property in joint venture equity portfolio, recognizing net gain to the Company of $14 million ◦ Funded $119 million of investments, including $92 million of BPL-Bridge loans ◦ Announced monetization plans over time of our joint venture equity investments in multi-family properties ◦ Issued $242 million loan securitization, further reducing mark-to-market risk ◦ Company Recourse Leverage Ratio of 0.5x ◦ Portfolio Recourse Leverage Ratio of 0.4x ◦ $337 million of available cash Investing Activity

Financial Summary Third Quarter 2022

9See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Snapshot Earnings & Book Value Loss Per Share Undepreciated Loss Per Share* $(0.27) Investment Portfolio Yield on Avg. Interest Earning Assets*Total Portfolio Size Total Investment Portfolio $4.2B Financing Dividend Per Share Economic Return on Undepreciated Book Value* Avg. Financing Cost* (1) Portfolio Recourse Leverage Ratio $0.03B $0.7B $3.5B Investment Allocation SF Credit 59% MF Credit 25% 0.3x 3 Months Ended (5.9)% Q3 Dividend $0.10 Comprehensive $(0.34) Basic $(0.33) SF 83% MF 16% Other 1% Company Recourse Leverage Ratio 1.5x 0.8x 0.5x 0.4x 0.3x SF MF Other 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 0.1x 0.2x 0.4x 0.6x 0.4x0.5x 0.3x 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 2.18%2.45% 2.80% 3.60% 3.34% 0.4x 0.5x 0.7x Undepreciated Book Value* $3.89 6.66% 6.39% 6.57% 6.80% 6.69% 4.48% 3.94% 3.77% 3.35%3.20% (1) Beginning the third quarter of 2022, all percentages shown include interest expense recognized on Corporate Debt and exclude interest expense recognized on mortgages payable on real estate. 2.45% 2.80 3.60% 3.34% 2.18% $0.08 $0.09 $0.10 $0.10 $0.08 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 Net Interest Spread*(1) & EPS Contribution

10See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Results Third Quarter Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Notes Interest income $ 68.9 $ 0.18 Interest expense (54.7) (0.14) Includes $16mm ($0.04 of EPS) of interest expense related to mortgages payable on real estate Net Interest Income $ 14.2 $ 0.04 Realized gains 20.6 0.05 Income from real estate 40.8 0.11 Preferred return on mezzanine lending 5.7 0.02 If qualified for loan accounting treatment under GAAP would have contributed 28 bps to Net Interest Spread Other income 4.0 0.01 Unrealized losses (128.1) (0.34) $67mm ($0.18 of EPS) attributed to residential loans in securitization trusts Non-Interest Loss $ (57.0) $ (0.15) Total Net Interest Income & Non-Interest Loss $ (42.8) $ (0.11) General & administrative expenses (11.6) (0.03) Expenses related to real estate (53.7) (0.14) Portfolio operating expenses (10.1) (0.03) Total Expenses $ (75.4) $ (0.20) Add Back: Loss attributable to non-controlling interest 2.6 0.01 Income tax benefit 0.3 — Preferred stock dividends (10.5) (0.03) Net Loss Attributable to Common Stockholders $ (125.8) $ (0.33) Add Back: Depreciation expense on operating real estate 11.1 0.03 Add Back: Amortization of lease intangibles 13.2 0.03 Undepreciated Loss* $ (101.5) $ (0.27)

Market & Strategy Update

12See Glossary and End Notes in the Appendix. Strategy Update A Cautious Approach to Growth The market is undergoing a seismic shift: - U.S. housing market underpinned by a multi-decade low of U.S. units available for sale is now slowing - Market’s reaction to such change is in early stages Operations: We seek to avoid high fixed cost entanglements of operating businesses to stay nimble. Objective: Prudent capital management to preserve book value is an essential element of our strategy. In this current environment, we favor maintaining elevated levels of cash on our balance sheet with low leverage in a short duration portfolio. Timing: A patient approach to market capitulation will provide significant long-term value at deeper market discounts than offered today. Execution: Key to unlocking value will be the ability to utilize strong asset management capabilities required to price and directly manage acquisitions. 1H'22 Q3'22 Q4'22 2023 NYMT Market Outlook NYMT Investment Approach Par + / Efficient Financing Discount / Inefficient Financing Selective Dislocated Market with Wide Bid/Ask Spreads Paused Cautious Deep Discount / No Financing Required Aggressive

13See Glossary and End Notes in the Appendix. Strategy For Sustainable Earnings Growth NYMT Investment Strategy Portfolio Dynamics NYMT investment strategy focused on growth of higher yielding short-duration bridge loans to generate interest income while being able to subsequently raise cash through short-term asset maturities. Near-Term Portfolio Strategy Focus on acquiring unlevered, discounted assets due to repriced financings. Paradigm Shift / Strategy Shift Towards the end of Q2, NYMT significantly curtailed investment pipelines in ALL core strategies, as the period of excess liquidity afforded by efficient financing was disrupted. Portfolio Acquisitions (Dollar amounts in millions) Performing LoansBPL - Bridge/ Rental MF Loans/JV $273 $473 $715 $682 $93 $98 $133 $68 $91 $96 $189 $157 $57 $38 $56 $45 $60 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Securities, SFR & Other $505 $851 $890 $985 $119 Investment Activity Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Acquisitions $ 504.6 $ 851.0 $ 984.6 $ 890.2 $ 118.6 Sales (182.6) (193.8) (24.7) — (36.2) Prepayments and Redemptions (306.6) (332.5) (315.1) (304.4) (357.9) Net Investment Activity $ 15.4 $ 324.7 $ 644.8 $ 585.8 $ (275.5) $8 $10 $8 Market's definition of liquidity will likely be limited to real "Unrestricted Cash"

14See Glossary and End Notes in the Appendix. Strategy to Utilize Cash without Restrictions NYMT Continues to Enhance Debt Structure Portfolio Financing Strategy to Optimize Cash Continue to de-risk from mark-to-market financing arrangements to maximize cash availability: Key Stat: MTM Borrowings • Portfolio Financing Exposure from MTM Repo = 23% • MTM Repo % of Asset Portfolio = 14% Portfolio Recourse Leverage = 0.4x Corporate Borrowing Strategy to Enhance Liquidity Limit bond maturity exposure, particularly at times of market distress. Key Stat: Corporate bond maturity profile: • $100mm Sr. Unsecured Fixed 5.75% due 2026 • $25mm Jr. Subordinated 3mL+3.75% due 2035 • $20mm Jr. Subordinated 3mL+3.95% due 2035 Company Recourse Leverage = 0.5x Quarterly Portfolio Financing Exposure (Dollar amounts in millions) MTM Repo Securitization FinancingNon-MTM Repo Unencumbered Residential Loans and Securities Available Cash 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Portfolio Recourse Leverage Ratio 0.2x 0.4x 0.4x0.6x0.1x $756 $16 $394 $369 $1,322$1,512 $846 $270 $1,405 $337 $405 $121 $1,150 $343 $714 $686 $698 $596 $319 $539 $941 $229 $1,112 $17 $621 NYMT Q3 2022 Margin Call Requirement: $50.2mm

Balance Sheet Summary

Portfolio Positioning

(dollar amounts in millions)

1 *Lower duration portfolio returns capital faster to reinvest in higher yielding opportunities*

2 *Focus on re-cycling into high yielding, low-levered loan product*

3 *Covers 57% of mark-to-market debt*

Portfolio Assets



Single-Family
Multi-Family
BPL Bridge $1,548
34%
RPL $649
14%
Performing Loans $575
13%
BPL Rental $301
7%
Non-Agency RMBS $270
6%
SFR $150
3%
Joint Venture Equity $389
8%
Mezzanine Lending $272
6%
Other Investments $31
1%
CMBS $30
1%
Available Cash $337
7%

Portfolio and Corporate Debt



49%
Securitization Debt
$1,310 | (3.25% WAR)
23%
Non-MTM Repurchase Agreements
$621| (5.32% WAR)
22%
MTM Repurchase Agreements
$596 | (4.95% WAR)
4%
Sr Unsec. Notes $100 | (5.75% WAR)
2%
Sub Debentures $45 | (7.12% WAR)

WAR represents the weighted average interest rate as of September 30, 2022

1 *100% fixed rate debt – held at par on balance sheet*

*If accounted for at fair value, estimated LTD unrealized gain of **$81mm** would contribute **+5.6%*** increase to Undepreciated Book Value*

2 *One bond issue outstanding - Due 2026*

3 *Two Trust Preferred outstanding – Due 2035*

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial calculation. See Glossary and End Notes in the Appendix for reconciliation to GAAP.*

15

NYMT

Single-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio *83%* | **Total Capital** *55%* | **Target ROE** *12-15%*

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Portfolio Recourse Leverage Ratio	Total Portfolio Leverage Ratio	Loan Key Characteristics: *Avg. FICO*	*Avg. LTV*	*Avg. Coupon*	Current Environment
BPL - Bridge	• Bridge loans • Bridge w/Rehab loans	44%	$1,548	46%	$485	0.7x	2.3x	850 734	65%	8.42%	• Credit underwriting standards for short duration bridge loans have continued to tighten, coupled with higher coupon requirements for lenders. Volumes for originators for the product have declined substantially over the year with flip-arbitrage waning.
BPL - Rental	• DSCR	9%	$301	4%	$44	5.8x	5.8x	850 748	69%	5.06%	• DSCR originators continue to target higher coupons in the origination pipeline as yields continue to increase against stagnant cap rates. • Securitization financing of lower than market coupons is challenged given higher financing costs.
Performing Loan	• S&D • Other	16%	$575	10%	$108	1.8x	4.6x	850 724	64%	3.85%	• S&D trading in the market has been choppy, with large bid ask spreads and limited trading activity. • Aged collateral with lower coupons continues to dominate the available market supply, with the expectation that more recent production will be available later in the year.
RPL	• Seasoned re-performing mortgage loans • Non-performing mortgage loans	19%	$649	5%	$53	0.0x	11.7x	850 631	62%	4.88%	• RPL loans are trading at lower prices, in line with other residential credit products. However, loan delinquencies have been stable. As of 9/30, NYMT RPL portfolio 60+ delinquency rate declined by 3.15% from 2021 YE. • Cost of financing across repo and securitizations continues to be elevated. NYMT has securitized 99.5% of the RPL portfolio.
Securities	• Non-Agency (includes Consolidated SLST - $199MM)	8%	$270	21%	$218	0.2x	0.2x				• Securitization volumes declining with lower mortgage origination volumes and wider spreads due to tepid investor participation.

See Glossary and End Notes in the Appendix.

16

NYMT

Single-Family

Business Purpose Loan-Bridge Strategy

NYMT Focus

Expertise & Background
- Deep experience managing different whole loan strategies across the credit spectrum.
- Managed rehabilitation and sale of real estate-owned assets for over 10 years.

NYMT Differentiation
- Source business purpose loans through flow and bulk trades with multiple originator, asset manager and broker-dealer relationships.
- We seek to compete on process, not price, to gain market share in the BPL sector by leveraging technology to expedite loan funding timelines.

Strategy & Initiatives
- Focus:
  - Markets with acute housing shortages
  - Borrowers with proven business plans
  - Low LTV
  - Low rehab requirements

Loan Count: 2,629 | UPB ($MM): $1,563

Loan Key Characteristics

Avg. FICO	*Avg. Coupon*	*Avg. LTARV*	*Avg. LTC*
734 (of 850)	8.42%	65%	73%

Borrower Experience	DQ 60+	Maturity (months)
12.1 projects	8.0%	14.9

Distribution of Project Rehab Costs



% of BPL Portfolio
31%
17%
16%
9%
5%
4%
18%
0%
>0%-15%
16%-30%
31%-45%
46%-60%
61%-75%
>75%
% of Initial Cost

See Glossary and End Notes in the Appendix.

17

NYMT

Multi-Family

Portfolio Overview

Dollar amounts in millions	Total Investment Portfolio *16%*	Total Capital *36%*	Target ROE *12-17%*

Core Strategy	Sub-Sector	Asset Value		Net Capital		Loan Key Characteristics			Current Environment
		%	$	%	$	*Avg. DSCR*	*Avg. LTV*	*Avg. Coupon/ Target IRR*	
Mezzanine Lending	Preferred equity and mezzanine direct originations	39%	$272	39%	$268	*1.76x*	78%	11.92%	• After favoring equity capital, multi-family investor sentiment shifted to mezzanine loans. Senior borrowing is now provided at a lower advance rate, requiring larger gap funding for property acquisitions. • However, market appetite for mezzanine loan financing has not adjusted materially from beginning of the year. Sentiment likely bringing more attractive lending opportunities in 2023.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner [(1)]	56%	$389	57%	$389	*1.25x*	84%	13-17%	• Transaction volume is down on acquisitions as pricing discovery timelines extend. Shifting senior loan markets is the biggest driver. • Against stalled construction senior lending, market is focused on recapitalizing equity.

(1) Includes JV transaction with combined mezzanine lending of $134.5 million and common equity of $7.1 million, totaling $141.6 million

See Glossary and End Notes in the Appendix.

18

NYMT

19See Glossary and End Notes in the Appendix. Quarterly Update Loan Performance Update ◦ Two loans with outstanding UPB of $19 million paid off in the quarter at an average lifetime IRR to NYMT of 17.66% (1.42x multiple) including applicable minimum return multiple payment. ◦ As of September 30, 2022, only one loan equaling 1.6% of the total multi-family portfolio was delinquent and expected to pay off at par. Property Operating Update ◦ Portfolio occupancy of approximately 93% as of September 30, 2022. ◦ Rent growth rate of 8% in 2021. ◦ Rent growth rate of 13% in 2022. Mezzanine Portfolio Characteristics as of 9/30/2022 (Dollar amounts in millions) State Count Balance % Total Coupon LTV DSCR FL 6 $86.3 31.3% 12.5% 72% 1.92x TX 6 $48.9 17.7% 11.1% 84% 1.73x AL 2 $33.1 12.0% 12.3% 67% 2.09x OH 3 $29.1 10.6% 11.6% 89% 1.68x UT 1 $20.2 7.3% 12.0% 67% N/a (1) Other 9 $58.4 21.1% 11.6% 86% 1.74x Total/WA 27 $276.0 100.0% 11.9% 78% 1.76x Multi-Family Asset Class - Mezzanine Lending (1) Not applicable as the underlying property is under construction.

Multi-Family

Asset Class - Joint Venture Equity

Joint Venture Equity Portfolio Characteristics as of 9/30/2022

- Mostly Garden concept, **300+ units**, located in high growth southern markets
- 2021 and 2022 average rent growth of **16%** and **17%**, respectively
- After implementing **$1.4mm** of capital improvements, sold 240-unit Houston property earning NYMT a **66.3%** lifetime IRR and **2.18x** multiple
- Actively pursuing disposition of remaining held for sale portfolio

Note: Table below does not include combined mezzanine lending and common equity JV transaction totaling $142 million

Property	Acquisition Date	State	City	Type	Units	LTV	Occupancy	Rent per Unit	NYMT Equity	NYMT Basis *($MM)*	Sale Results IRR | Multiple
SOLD Q3 2022	Jan 2021	TX	Houston	Garden	240	78%	95%	$1,321	95%	$6.2	66.3% | 2.18x
1	Jun 2021	FL	Fort Myers	Garden	338	90%	88%	$1,414	90%	$9.1	
2	Jul 2021	TX	Fort Worth	Garden	256	80%	95%	$1,093	95%	$5.7	
3	Jul 2021	FL	Tampa	Garden	400	86%	98%	$1,570	90%	$15.0	
4	Sep 2021	AL	Birmingham	Garden	264	67%	96%	$1,611	95%	$12.1	
5	Sep 2021	TX	Houston	Garden	200	81%	87%	$942	70%	$2.8	
6	Sep 2021	TX	Webster	Garden	366	82%	86%	$970	70%	$7.1	
7	Oct 2021	TX	Pearland	Midrise	62	70%	95%	$1,576	93%	$2.7	
8	Oct 2021	TX	Pearland	Midrise	172	67%	97%	$1,490	93%	$9.8	
9	Dec 2021	AL	Birmingham	Garden	429	79%	95%	$1,259	80%	$18.1	
10	Dec 2021	FL	Orlando	Garden	220	83%	96%	$1,457	90%	$9.9	
11	Dec 2021	FL	Brandon	Garden	285	88%	93%	$1,426	90%	$13.4	
12	Jan 2022	TX	Plano	Garden	326	79%	92%	$1,440	95%	$17.6	
13	Jan 2022	TX	Plano	Garden	376	80%	92%	$1,421	95%	$19.3	
14	Feb 2022	OK	Oklahoma City	Garden	453	86%	89%	$786	95%	$11.4	
15	Feb 2022	OK	Oklahoma City	Garden	504	86%	90%	$695	95%	$10.8	
16	Mar 2022	FL	Brandon	Garden	982	89%	88%	$1,237	88%	$38.1	
17	Apr 2022	FL	Apopka	Garden	240	85%	90%	$1,430	95%	$16.2	
18	Apr 2022	FL	Kissimmee	Garden	320	85%	94%	$1,457	95%	$18.5	
19	Apr 2022	FL	Pensacola	Garden	240	79%	94%	$1,432	80%	$10.0	
Total/WA						83%	92%	$1,258		$247.6	

See Glossary and End Notes in the Appendix.

20

NYMT

21 Current Focus New York Mortgage Trust 90 Park Avenue New York, New York 10016 Utilize a Strong Balance Sheet to Capture Superior Market Opportunities ◦ Selective investment across residential housing sector to capture superior market opportunities ◦ Continue to pursue targeted assets from existing relationships under a flexible, low operating cost structure ◦ Continue to generate attractive returns with minimal Portfolio Recourse Leverage to protect book value The Company is focused on opportunities in a market undergoing a landscape change and offering deep discount pricing. Success in this new environment may be achieved through organic creation of liquidity, tactical asset management and prudent liability management for book value protection.

Quarterly Comparative Financial Information

Yields by Strategy

Quarter over Quarter Comparison

Net Interest Spread (3Q’22 vs 2Q’22)
Net Interest Spread for the third quarter was 2.18%, a decrease of 116 bps from the prior quarter primarily due to an increase in financing costs as a result of a residential loan securitization issued during the current quarter as well as an increase in base interest rates related to our repurchase agreements.

Dollar Amounts in Thousands	3Q'22	2Q'22	1Q'22	4Q'21	3Q'21
Single-Family					
Avg. Interest Earning Assets	$ 3,597,311	$ 3,535,569	$ 2,926,764	$ 2,590,388	$ 2,608,604
Avg. Interest Bearing Liabilities	$ 2,679,668	$ 2,498,132	$ 1,768,823	$ 1,064,153	$ 1,040,540
Yield on Avg. Interest Earning Assets*	6.41 %	6.37 %	6.40 %	6.19 %	6.00 %
Average Financing Cost*	(4.38)%	(3.21)%	(2.93)%	(2.94)%	(3.14)%
Single-Family Net Interest Spread*	***2.03 %***	***3.16 %***	***3.47 %***	***3.25 %***	***2.86 %***
Multi-Family					
Avg. Interest Earning Assets	$ 137,268	$ 137,333	$ 142,584	$ 158,424	$ 195,431
Avg. Interest Bearing Liabilities	$ 3,485	$ 16,591	$ 2,005	$ —	$ —
Yield on Avg. Interest Earning Assets*	9.95 %	9.49 %	9.29 %	9.51 %	8.69 %
Average Financing Cost*	(3.42)%	(2.65)%	(2.39)%	— %	— %
Multi-Family Net Interest Spread*	***6.53 %***	***6.84 %***	***6.90 %***	***9.51 %***	***8.69 %***
Corporate/Other					
Avg. Interest Earning Assets	$ 9,706	$ 21,177	$ 22,496	$ 23,328	$ 26,468
Avg. Interest Bearing Liabilities	$ 145,000	$ 145,000	$ 165,774	$ 283,000	$ 283,000
Yield on Avg. Interest Earning Assets*	50.61 %	43.33 %	42.46 %	29.39 %	27.44 %
Average Financing Cost*	(6.33)%	(5.88)%	(6.03)%	(6.89)%	(6.88)%
Corporate/Other Net Interest Spread*	***44.28 %***	***37.45 %***	***36.43 %***	***22.50 %***	***20.56 %***
Total					
Avg. Interest Earning Assets	$ 3,744,285	$ 3,694,079	$ 3,091,844	$ 2,772,140	$ 2,830,503
Avg. Interest Bearing Liabilities	$ 2,828,153	$ 2,659,723	$ 1,936,602	$ 1,347,153	$ 1,323,540
Yield on Avg. Interest Earning Assets*	6.66 %	6.69 %	6.80 %	6.57 %	6.39 %
Average Financing Cost*	(4.48)%	(3.35)%	(3.20)%	(3.77)%	(3.94)%
Net Interest Spread*	***2.18 %***	***3.34 %***	***3.60 %***	***2.80 %***	***2.45 %***

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

23

NYMT

Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (3Q'22 vs 2Q'22)
Adjusted Net Interest Income decreased in the third quarter as compared to the previous quarter, primarily due to an increase in financing costs as a result of a residential loan securitization issued during the current quarter as well as an increase in base interest rates related to our repurchase agreements.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands		3Q'22		2Q'22		1Q'22		4Q'21		3Q'21
Single-Family										
Adjusted Interest Income*	$	57,667	$	56,260	$	46,823	$	40,073	$	39,144
Adjusted Interest Expense*		(29,610)		(20,264)		(12,975)		(7,832)		(8,163)
Single-Family Adjusted Net Interest Income*	***$***	***28,057***	***$***	***35,996***	***$***	***33,848***	***$***	***32,241***	***$***	***30,981***
Multi-Family										
Adjusted Interest Income*	$	3,414	$	3,258	$	3,312	$	3,767	$	4,247
Adjusted Interest Expense*		(30)		(111)		(12)		—		—
Multi-Family Adjusted Net Interest Income*	***$***	***3,384***	***$***	***3,147***	***$***	***3,300***	***$***	***3,767***	***$***	***4,247***
Corporate/Other										
Adjusted Interest Income*	$	1,228	$	2,294	$	2,388	$	1,714	$	1,816
Adjusted Interest Expense*		(2,312)		(2,157)		(2,500)		(4,872)		(4,866)
Corporate/Other Adjusted Net Interest Income*	***$***	***(1,084)***	***$***	***137***	***$***	***(112)***	***$***	***(3,158)***	***$***	***(3,050)***
Total Adjusted Interest Income*	$	62,309	$	61,812	$	52,523	$	45,554	$	45,207
Total Adjusted Interest Expense*		(31,952)		(22,532)		(15,487)		(12,704)		(13,029)
Total Adjusted Net Interest Income*	***$***	***30,357***	***$***	***39,280***	***$***	***37,036***	***$***	***32,850***	***$***	***32,178***

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Non-Interest (Loss) Income

Quarter over Quarter Comparison

Realized Gains (Losses), net (3Q'22 vs 2Q'22)
Net realized gains on investment securities are primarily a result of sale of certain investment securities during the quarter. Net realized gains on residential loans are primarily a result of loan prepayment activity during the quarter.

Dollar Amounts in Thousands		3Q'22		2Q'22		1Q'22		4Q'21		3Q'21
Residential loans	$	1,673	$	2,386	$	3,432	$	5,224	$	3,219
Investment securities and derivatives		18,922		—		374		(4,134)		5,095
Total Realized Gains, net	***$***	***20,595***	***$***	***2,386***	***$***	***3,806***	***$***	***1,090***	***$***	***8,314***

Unrealized (Losses) Gains, net (3Q'22 vs 2Q'22)
Unrealized losses during the third quarter can be attributed to an increase in interest rates and credit spread widening, which translated to decreases in the fair value of a majority of the assets in our investment portfolio. Net unrealized losses on our investment securities and derivatives also included a reversal of previously recognized unrealized gains amounting to $15.9 million on investment securities that were sold during the quarter and unrealized gain on interest rate cap agreements related to mortgages payable as a result of an increase in interest rates.

Dollar Amounts in Thousands		3Q'22		2Q'22		1Q'22		4Q'21		3Q'21
Residential loans	$	(124,275)	$	(64,961)	$	(63,299)	$	10,684	$	20,074
Consolidated SLST		(7,925)		(4,275)		(15,279)		513		4,302
Preferred equity and mezzanine loan investments		(2,509)		12		(455)		326		392
Investment securities and derivatives		6,653		1,530		(4,626)		3,968		5,370
Total Unrealized (Losses) Gains, net	***$***	***(128,056)***	***$***	***(67,694)***	***$***	***(83,659)***	***$***	***15,491***	***$***	***30,138***

See Glossary and End Notes in the Appendix.

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Non-Interest (Loss) Income

Quarter over Quarter Comparison

(Loss) Income from Equity Investments (3Q'22 vs 2Q'22)
The loss from equity investments in the third quarter is primarily related to the decrease in the fair value of our preferred equity investments, unconsolidated joint venture equity investments and our equity investment in an entity that originates residential loans.

Dollar Amounts in Thousands		3Q'22		2Q'22		1Q'22		4Q'21		3Q'21
Preferred return on preferred equity investments accounted for as equity	$	5,651	$	5,703	$	5,662	$	7,177	$	6,172
Unrealized (losses) gains, net on preferred equity investments accounted for as equity		(4,195)		326		113		(256)		(294)
(Loss) income from unconsolidated joint venture equity investments in multi-family properties		(1,054)		299		250		150		—
(Loss) income from entities that invest in or originate residential properties and loans		(3,500)		1,772		28		4,804		2,137
Total (Loss) Income from Equity Investments	***$***	***(3,098)***	***$***	***8,100***	***$***	***6,053***	***$***	***11,875***	***$***	***8,015***

Other Income (Loss) (3Q'22 vs 2Q'22)
The increase in other income in the third quarter is primarily related to net gain recognized on the sale of the underlying apartment community in a consolidated joint venture equity investment during the quarter. The increase was partially offset by impairment loss recognized on an equity security.

Dollar Amounts in Thousands		3Q'22		2Q'22		1Q'22		4Q'21		3Q'21
Preferred equity and mezzanine loan premiums resulting from early redemption	$	1,356	$	980	$	1,503	$	3,147	$	117
Gain on sale of real estate held for sale		16,759		4		370		—		—
Miscellaneous		(5,368)		121		(446)		125		(1,152)
Total Other Income (Loss)	***$***	***12,747***	***$***	***1,105***	***$***	***1,427***	***$***	***3,272***	***$***	***(1,035)***

See Glossary and End Notes in the Appendix.

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Net Income (Loss) from Real Estate

Quarter over Quarter Comparison

Net Income (Loss) from Real Estate (3Q'22 vs 2Q'22)
The increase in net income from real estate during the quarter was primarily due to the following: a) net gain recognized on the sale of the underlying apartment community in a consolidated joint venture equity investment, b) decrease in amortization expense as a result of lease intangibles being fully amortized during the quarter and c) unrealized gains recognized on interest rate cap agreements related to mortgages payable as a result of an increase in interest rates.

Dollar Amounts in Thousands	3Q'22	2Q'22	1Q'22	4Q'21	3Q'21
Income from real estate	$ 40,784	$ 35,870	$ 25,589	$ 7,605	$ 3,980
Interest expense, mortgages payable on real estate [1]	(16,136)	(13,151)	(7,157)	(2,077)	(1,147)
Expenses related to real estate:					
Depreciation expense on operating real estate [2]	(16,025)	(15,132)	(10,111)	(2,394)	(1,749)
Amortization of lease intangibles related to operating real estate [2]	(16,908)	(37,262)	(25,475)	(6,837)	(3,993)
Other expenses	(20,750)	(18,365)	(12,403)	(4,232)	(2,807)
Total expenses related to real estate	(53,683)	(70,759)	(47,989)	(13,463)	(8,549)
Net gain (loss) [3]	41,213	4	(233)	—	—
Net Income (Loss) from Real Estate	***$ 12,178***	***$ (48,036)***	***$ (29,790)***	***$ (7,935)***	***$ (5,716)***
Net loss attributable to non-controlling interest	2,617	18,922	14,869	1,296	394
Net Income (Loss) from Real Estate Attributable to the Company	***$ 14,795***	***$ (29,114)***	***$ (14,921)***	***$ (6,639)***	***$ (5,322)***

(1) Included in interest expense in the Company's condensed consolidated statements of operations.
(2) See *Slide 37* for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company.
(3) Includes $16.8 million of gain on sale and $0.5 million of loss on extinguishment of mortgages payable on real estate included in other income, $0.9 million included in realized gains, net and $24.0 million of unrealized gains on derivatives included in unrealized gains, net in the Company's condensed consolidated statements of operations for the third quarter of 2022.

See Glossary and End Notes in the Appendix.

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28See Glossary and End Notes in the Appendix. Expense Analysis Quarter over Quarter Comparison General and Administrative Expenses (3Q’22 vs 2Q’22) Quarterly general and administrative expenses decreased primarily as a result of both annual board compensation payments and commission expense incurred in the second quarter. Portfolio Operating Expenses (3Q’22 vs 2Q’22) Portfolio operating expenses decreased by $2.6 million primarily due to decrease in loan purchase activity during the quarter. Dollar Amounts in Thousands 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 Portfolio Operating Expenses $ 10,124 $ 12,690 $ 9,489 $ 8,111 $ 7,039 Dollar Amounts in Thousands 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 Salaries, benefits and directors' compensation $ 8,916 $ 10,020 $ 10,798 $ 9,765 $ 8,612 Other general and administrative expenses 2,694 3,155 3,560 2,724 3,846 Total General and Administrative Expenses $ 11,610 $ 13,175 $ 14,358 $ 12,489 $ 12,458

29See Glossary and End Notes in the Appendix. Other Comprehensive (Loss) Income Other Comprehensive (Loss) Income (3Q’22 vs 2Q’22) The change in other comprehensive loss is primarily due to unrealized losses on investment securities as a result of interest rate increases and credit spread widening during the third quarter. Dollar Amounts in Thousands 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ (125,770) $ (82,389) $ (84,343) $ 22,460 $ 36,861 OTHER COMPREHENSIVE (LOSS) INCOME (Decrease) increase in fair value of investment securities available for sale (1,109) (535) (2,188) (314) 637 Reclassification adjustment for net loss (gain) included in net (loss) income — — — 51 (6,045) TOTAL OTHER COMPREHENSIVE LOSS (1,109) (535) (2,188) (263) (5,408) COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ (126,879) $ (82,924) $ (86,531) $ 22,197 $ 31,453

30See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Book Value Changes in Book Value The following table analyzes the changes in GAAP Book Value and Undepreciated Book Value* of our common stock for the quarter ended September 30, 2022. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 1,535,866 378,647 $ 4.06 Common stock issuance, net 3,278 (28) Common stock repurchase (14,314) (5,469) Balance after share activity 1,524,830 373,150 4.09 Dividends and dividend equivalents declared (37,570) (0.10) Net change in accumulated other comprehensive income (loss): Investment securities available for sale (1,109) — Net loss attributable to Company's common stockholders (125,770) (0.34) Ending Balance, GAAP Book Value $ 1,360,381 373,150 $ 3.65 Add: Cumulative depreciation expense on operating real estate (1) 29,473 0.08 Cumulative amortization of lease intangibles related to operating real estate (1) 59,844 0.16 Ending Balance, Undepreciated Book Value* $ 1,449,698 373,150 $ 3.89 Quarter Ended September 30, 2022 (1) Represents life to date adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to operating real estate, net held as of the end of the period presented.

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + Dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Undepreciated Book Value:*
Change in Undepreciated Book Value per share for the period + Dividend per share declared for the period, divided by the beginning period Undepreciated Book Value per share.

		3Q'22		2Q'22		1Q'22		2021		2020		2019
Book Value per share												
Beginning	$	4.06	$	4.36	$	4.70	$	4.71	$	5.78	$	5.65
Ending	$	3.65	$	4.06	$	4.36	$	4.70	$	4.71	$	5.78
Change in Book Value per share	***$***	***(0.41)***	***$***	***(0.30)***	***$***	***(0.34)***	***$***	***(0.01)***	***$***	***(1.07)***	***$***	***0.13***
Dividends												
Q1					$	0.10	$	0.10	$	—	$	0.20
Q2			$	0.10				0.10		0.05		0.20
Q3	$	0.10						0.10		0.075		0.20
Q4								0.10		0.10		0.20
Total	***$***	***0.10***	***$***	***0.10***	***$***	***0.10***	***$***	***0.40***	***$***	***0.225***	***$***	***0.80***
Economic Return		(7.6)%		(4.6)%		(5.1)%		8.3 %		(14.6)%		16.5 %
Undepreciated Book Value per share*												
Beginning	$	4.24	$	4.45	$	4.74	$	4.71	$	5.78	$	5.65
Ending	$	3.89	$	4.24	$	4.45	$	4.74	$	4.71	$	5.78
Change in Undepreciated Book Value per share	***$***	***(0.35)***	***$***	***(0.21)***	***$***	***(0.29)***	***$***	***0.03***	***$***	***(1.07)***	***$***	***0.13***
Economic Return on Undepreciated Book Value*		(5.9)%		(2.5)%		(4.0)%		9.1 %		(14.6)%		16.5 %

Total Rate of Return:
Change in Stock Price for the period + Dividend per share declared for the period, divided by the beginning period Stock Price.

		3Q'22		2Q'22		1Q'22		2021		2020		2019
Stock Price												
Beginning	$	2.76	$	3.65	$	3.72	$	3.69	$	6.23	$	5.89
Ending	$	2.34	$	2.76	$	3.65	$	3.72	$	3.69	$	6.23
Change in Stock Price	***$***	***(0.42)***	***$***	***(0.89)***	***$***	***(0.07)***	***$***	***0.03***	***$***	***(2.54)***	***$***	***0.34***
Total Rate of Return		(11.6)%		(21.6)%		0.8%		11.7 %		(37.2)%		19.4 %

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Appendix

33See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Net Interest Income and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and undepreciated book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and mezzanine lending investments, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted Net interest Income and Net Interest Spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, the interest rate that our investments bear and our interest rate hedging strategies. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact Adjusted Net Interest Income as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective period: • Adjusted Interest Income – calculated by reducing our GAAP interest income by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated by reducing our GAAP interest expense by the interest expense recognized on Consolidated SLST CDOs and mortgages payable on real estate, • Adjusted Net Interest Income – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets, which excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. These measures remove the impact of joint venture equity investments and Consolidated SLST that we consolidate in accordance with GAAP by (i) excluding mortgages payable on real estate since the joint ventures themselves, and not the Company, directly incur interest expense for these liabilities and the mortgages directly finance the multi-family properties which are non-interest earning assets, and (ii) only including the interest income earned by the Consolidated SLST securities that are actually owned by the Company, as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense, and GAAP net interest income to Adjusted Interest Income for our single-family, multi-family and the Company for the periods indicated.

34 Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 Single-Family GAAP interest income $ 64,278 $ 62,468 $ 52,801 $ 46,837 $ 46,260 GAAP interest expense (36,221) (26,472) (18,953) (14,596) (15,279) GAAP total net interest income $ 28,057 $ 35,996 $ 33,848 $ 32,241 $ 30,981 GAAP interest income $ 64,278 $ 62,468 $ 52,801 $ 46,837 $ 46,260 Remove interest expense from: Consolidated SLST CDOs (6,611) (6,208) (5,978) (6,764) (7,116) Adjusted Interest Income $ 57,667 $ 56,260 $ 46,823 $ 40,073 $ 39,144 GAAP interest expense $ (36,221) $ (26,472) $ (18,953) $ (14,596) $ (15,279) Remove interest expense from: Consolidated SLST CDOs 6,611 6,208 5,978 6,764 7,116 Adjusted Interest Expense $ (29,610) $ (20,264) $ (12,975) $ (7,832) $ (8,163) Adjusted Net Interest Income (1) $ 28,057 $ 35,996 $ 33,848 $ 32,241 $ 30,981 (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income.

35 (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from GAAP interest income. Dollar Amounts in Thousands 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 Multi-Family GAAP interest income $ 3,414 $ 3,258 $ 3,312 $ 3,767 $ 4,247 GAAP interest expense (16,166) (13,262) (7,169) (2,078) (1,147) GAAP total net interest income $ (12,752) $ (10,004) $ (3,857) $ 1,689 $ 3,100 GAAP interest income $ 3,414 $ 3,258 $ 3,312 $ 3,767 $ 4,247 GAAP interest expense $ (16,166) $ (13,262) $ (7,169) $ (2,078) $ (1,147) Remove interest expense from: Mortgage payable on real estate 16,136 13,151 7,157 2,078 1,147 Adjusted Interest Expense $ (30) $ (111) $ (12) $ — $ — Adjusted Net Interest Income (1) $ 3,384 $ 3,147 $ 3,300 $ 3,767 $ 4,247 Non-GAAP Financial Measures Reconciliation of Multi-Family Adjusted Net Interest Income

36See Glossary and End Notes in the Appendix. Dollar Amounts in Thousands 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 GAAP interest income $ 68,920 $ 68,020 $ 58,501 $ 52,318 $ 52,323 GAAP interest expense (54,699) (41,891) (28,622) (21,546) (21,292) GAAP total net interest income $ 14,221 $ 26,129 $ 29,879 $ 30,772 $ 31,031 GAAP interest income $ 68,920 $ 68,020 $ 58,501 $ 52,318 $ 52,323 Remove interest expense from: Consolidated SLST CDOs (6,611) (6,208) (5,978) (6,764) (7,116) Adjusted Interest Income $ 62,309 $ 61,812 $ 52,523 $ 45,554 $ 45,207 GAAP interest expense $ (54,699) $ (41,891) $ (28,622) $ (21,546) $ (21,292) Remove interest expense from: Consolidated SLST CDOs 6,611 6,208 5,978 6,764 7,116 Mortgages payable on real estate 16,136 13,151 7,157 2,078 1,147 Adjusted Interest Expense $ (31,952) $ (22,532) $ (15,487) $ (12,704) $ (13,029) Adjusted Net Interest Income (1) $ 30,357 $ 39,280 $ 37,036 $ 32,850 $ 32,178 (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income

37See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Undepreciated (Loss) Earnings Dollar Amounts in Thousands (except per share data) 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 Net (loss) income attributable to Company's common stockholders $ (125,770) $ (82,389) $ (84,343) $ 22,460 $ 36,861 Add: Depreciation expense on operating real estate 11,104 10,309 6,159 2,237 1,655 Amortization of lease intangibles related to operating real estate 13,193 22,910 13,979 6,348 3,674 Undepreciated (loss) earnings $ (101,473) $ (49,170) $ (64,205) $ 31,045 $ 42,190 Weighted average shares outstanding - basic 377,078 381,200 380,795 379,346 379,395 Undepreciated (loss) earnings per common share $ (0.27) $ (0.13) $ (0.17) $ 0.08 $ 0.11 Undepreciated (Loss) Earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of Undepreciated (Loss) Earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting Undepreciated (Loss) Earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers. A reconciliation of net (loss) income attributable to Company's common stockholders to Undepreciated (Loss) Earnings for the periods indicated is presented below:

Non-GAAP Financial Measures

Undepreciated Book Value Per Common Share

Undepreciated Book Value per common share is a supplemental non-GAAP financial measure defined as GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period. By excluding these non-cash adjustments, Undepreciated Book Value reflects the value of the Company's rental property portfolio at its undepreciated basis. The Company's rental property portfolio includes single-family rental homes directly owned by the Company and consolidated multi-family apartment communities. We believe that the presentation of Undepreciated Book Value per common share is useful to investors and us as it allows management to consider our overall portfolio exclusive of non-cash adjustments to operating real estate, net and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to Undepreciated Book Value and calculation of Undepreciated Book Value per common share as of the dates indicated is presented below:

Dollar Amounts in Thousands (except per share data)		3Q'22		2Q'22		1Q'22		4Q'21		3Q'21
Company's stockholders' equity	$	1,917,506	$	2,092,991	$	2,217,618	$	2,341,031	$	2,357,793
Preferred stock liquidation preference		(557,125)		(557,125)		(557,125)		(557,125)		(561,027)
GAAP Book Value		1,360,381		1,535,866		1,660,493		1,783,906		1,796,766
Add:										
Cumulative depreciation expense on operating real estate		29,473		20,081		9,772		4,381		2,144
Cumulative amortization of lease intangibles related to operating real estate		59,844		48,213		25,303		11,324		4,976
Undepreciated book value	***$***	***1,449,698***	***$***	***1,604,160***	***$***	***1,695,568***	***$***	***1,799,611***	***$***	***1,803,886***
Common shares outstanding		373,150		378,647		381,249		379,405		379,286
GAAP book value per common share	$	3.65	$	4.06	$	4.36	$	4.70	$	4.74
Undepreciated book value per common share	***$***	***3.89***	***$***	***4.24***	***$***	***4.45***	***$***	***4.74***	***$***	***4.76***

See Glossary and End Notes in the Appendix.

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NYMT

39 The following defines certain of the commonly used terms in this presentation: "Adjusted Interest Income" (a supplemental non-GAAP financial measure) is calculated by reducing GAAP interest income by the interest expense recognized on Consolidated SLST CDOs; "Adjusted Interest Expense" (a supplemental non-GAAP financial measure) is calculated by reducing GAAP interest expense by the interest expense recognized on Consolidated SLST CDOs and mortgages payable on real estate; "Adjusted Net Interest Income" (a supplemental non-GAAP financial measure) is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income; "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Financing Cost" is calculated as the quotient of our Adjusted Interest Expense (a supplemental non-GAAP measure) and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate; "Average Interest Earning Assets" is calculated based on the daily average amortized cost for the respective periods and excludes all Consolidated SLST assets other than those securities owned by the Company; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and excludes our Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated SLST" refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures, convertible notes and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; Glossary

40 "Economic Return on Undepreciated Book Value" is calculated based on the periodic change in undepreciated book value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices as of the date indicated; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Interest Spread" is the difference between the Yield on Average Interest Earning Assets and the Average Financing Cost; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "ROE" refers to return on equity; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Book Value" is a supplemental non-GAAP financial measure that represents the Company's GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate held at the end of the period; "Undepreciated Earnings (Loss)" is a supplemental non-GAAP financial measure that represents GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation and lease intangible amortization expenses related to operating real estate; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WAR" refers to weighted average interest rate; and "Yield on Average Interest Earning Assets" (a supplemental non-GAAP financial measure) is calculated as the quotient of our Adjusted Interest Income (a supplemental non- GAAP measure) and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate. Glossary

41 End Notes Slide 1 • Image(s) used under license from Shutterstock.com. Slide 6 • Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 • Available cash is calculated as unrestricted cash of $370.5 million less $33.8 million of cash held by the Company's consolidated multi-family properties. • Net gain on the sale of underlying property in joint venture equity investment portfolio includes the following amounts in the Company's condensed consolidated statement of operations: ◦ $16.8 million of gain on sale included in other income ◦ Less: $0.5 million of loss on extinguishment of mortgages payable on real estate included in other income ◦ Plus: $0.9 million included in realized gains, net ◦ Less: $2.8 million gain attributable to non-controlling interest included in net loss attributable to non-controlling interest in consolidated VIEs Slide 9 • Total Portfolio Size and Investment Allocation of the investment portfolio represent investment portfolio carrying value as of September 30, 2022 (see Appendix – “Capital Allocation”). • EPS Contribution amounts are calculated as the quotient of Adjusted Net Interest Income and the weighted average shares outstanding for the periods indicated. Slide 13 • Portfolio Acquisitions represent the cost of assets acquired by the Company during the periods presented. • Acquisitions, Prepayments and Redemptions for the 4Q 2021 period presented exclude previously held Mezzanine Lending investments that were recapitalized as joint venture equity investments in the fourth quarter of 2021. Slide 14 • MTM Repo includes MTM repurchase agreement financing subject to margin calls. • Non-MTM Repo includes non-MTM repurchase agreement financing. • Securitization Financing includes residential loan securitizations. MTM Repo, Non-MTM Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. • Unencumbered includes investment securities and residential loans. • Available Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less: a) cash required to redeem Corporate Debt maturing within the next 30 days and b) cash held by the Company's consolidated multi-family properties. • Portfolio financing exposure from MTM repo is calculated as the quotient of MTM repo and the sum of MTM Repo, Non-MTM Repo and Securitization Financing. • MTM Repo % of Asset Portfolio is calculated as the quotient of MTM Repo and the Total Investment Portfolio amount. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio. • NYMT Q3 2022 margin call requirement amount represents the aggregate cash margin calls related to the Company's MTM repurchase agreement financings during the third quarter of 2022. Slide 15 • Other Investments include asset-backed securities, an equity investment in an entity that originates residential loans, and an equity investment in an entity that invests in residential properties. • Portfolio Asset amounts for BPL Bridge, RPL, Performing Loans, BPL Rental, Non-Agency RMBS, Mezzanine Lending, CMBS and Other Investments represent the fair value of the assets as of September 30, 2022. • Portfolio Asset amount for SFR represents the net depreciated value of the real estate assets as of September 30, 2022. • Joint Venture Equity Portfolio amount represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties as of September 30, 2022. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout.

42 End Notes • Available Cash is calculated as unrestricted cash of $370.5 million less $33.8 million of cash held by the Company's consolidated multi-family properties. • Portfolio and Corporate Debt amounts represent the outstanding loan amount or note balance of the instruments as of September 30, 2022. • 5.6% increase represents the percentage difference between Undepreciated Book Value of $1.4 billion and Undepreciated Book Value of $1.4 billion plus $81 million of life-to-date unrealized gains on the Company's securitization debt (these gains are not recognized by the Company as the debt is carried at amortized cost) as of September 30, 2022. Slide 16 • Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of September 30, 2022. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value represents the fair value of the assets as of September 30, 2022. • Asset Value and Net Capital for Securities include Consolidated SLST securities owned by the Company with a fair value of $199 million and other non-Agency RMBS with a fair value of $71 million. • Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. • Total Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy. • Average FICO and Average Coupon for RPL Strategy, BPL-Bridge Strategy, BPL-Rental Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of September 30, 2022. • Average LTV for RPL Strategy, BPL-Rental Strategy and Performing Loan Strategy represents the weighted average loan-to- value for residential loans held as of September 30, 2022. LTV for these strategies is calculated using the most current property value available. • Average LTV for BPL-Bridge Strategy represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). Slide 17 • UPB represents the interest bearing balance of the BPL-Bridge strategy portfolio as of September 30, 2022. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL-Bridge strategy that were held as of September 30, 2022. • Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). • Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is- value for re-financed loans. • Borrower Experience represents the weighted average historical number of investments or rehabilitation projects attributed to BPL- Bridge strategy borrowers that is used by the originator or asset manager in the underwriting or acquisition of the loan, as determined by that originator’s or asset manager’s underwriting criteria. • DQ 60+ refers to loans greater than 60 days delinquent. • Maturity represents the weighted average months to maturity for loans held within the BPL-Bridge strategy as of September 30, 2022.

43 End Notes • Amounts underlying the Distribution of Project Rehab Costs table were calculated using the initial cost basis, construction estimate and the outstanding UPB as of September 30, 2022. Initial cost basis is calculated as the purchase cost for non-re-financed loans and the as-is-value for re-financed loans. Slide 18 • Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of September 30, 2022. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value for Mezzanine Lending investments represents the fair value of the investments. • Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. • Average DSCR and Average LTV of Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV of the underlying properties, respectively, as of September 30, 2022. • Average coupon rate of Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of September 30, 2022. • Average DSCR and Average LTV for Joint Venture Equity investments represent the DSCR and LTV of the underlying property, respectively, as of September 30, 2022. • Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. Slide 19 • Rent growth rate is calculated as the average annualized monthly change in per- unit rent for the underlying properties of Mezzanine Lending investments for the periods presented. • Balance represents investment amount as of September 30, 2022. • Coupon represents the weighted average coupon rate based upon the unpaid principal amount and contractual interest or preferred return rate. • LTV represents the weighted average combined LTV of the underlying properties as of September 30, 2022. • DSCR represents the weighted average DSCR of the underlying properties as of September 30, 2022. Slide 20 • Average rent growth rate is calculated as the average annualized monthly change in per-unit rent for the underlying properties of consolidated and unconsolidated multi-family apartment properties for the periods presented. • LTV represents the LTV of the underlying property as of September 30, 2022. • Information for property sold in Q3 2022 is as of June 30, 2022. • Total LTV, Total Occupancy and Total Rent per Unit represent the weighted average LTV, occupancy and rent per unit of the underlying properties. • NYMT Basis represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties. Slide 21 • Image(s) used under license from Shutterstock.com. Slide 25 • Unrealized gains/losses on Consolidated SLST includes unrealized gains/losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST. Slide 30 • Outstanding shares used to calculate book value per common share and Undepreciated Book Value per common share for the quarter ended September 30, 2022 are 373,150,076. • Common stock issuance, net includes amortization of stock based compensation. • Net change in accumulated other comprehensive income (loss) may relate to the reclassification of previously recognized unrealized gains/losses reported in other comprehensive income to net realized gains/losses in relation to the sale of investment securities and net unrealized gains/losses on our investment securities. Slide 46 • Image(s) used under license from Shutterstock.com.

Capital Allocation

At September 30, 2022 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Corporate/Other	Total
Residential loans	$ 3,933,176	$ —	$ —	$ 3,933,176
Consolidated SLST CDOs	(660,069)	—	—	(660,069)
Multi-family loans	—	95,829	—	95,829
Investment securities available for sale	71,229	30,346	1,111	102,686
Equity investments	—	176,339	29,475	205,814
Equity investments in consolidated multi-family properties [2]	—	141,877	—	141,877
Equity investments in disposal group held for sale [3]	—	247,591	—	247,591
Single-family rental properties	149,620	—	—	149,620
Total investment portfolio carrying value	***$ 3,493,956***	***$ 691,982***	***$ 30,586***	***$ 4,216,524***
Repurchase agreements	$ (1,215,023)	$ —	$ —	$ (1,215,023)
Residential loan securitization CDOs	(1,309,735)	—	—	(1,309,735)
Senior unsecured notes	—	—	(97,210)	(97,210)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	121,716	—	337,528	459,244
Other	(35,119)	(4,548)	(51,627)	(91,294)
Net Company capital allocated	***$ 1,055,795***	***$ 687,434***	***$ 174,277***	***$ 1,917,506***
Company Recourse Leverage Ratio [5]				***0.5x***
Portfolio Recourse Leverage Ratio [6]				***0.4x***

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of September 30, 2022 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $198.8 million.

(2) Represents the Company's equity investments in consolidated multi-family apartment properties that are not held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(3) Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(4) Excludes cash in the amount of $33.8 million and restricted cash in the amount of $2.1 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash is included in the Company's condensed consolidated balance sheets in other assets.

(5) Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include certain repurchase agreement financing amounting to $371.7 million, Consolidated SLST CDOs amounting to $660.1 million, residential loan securitization CDOs amounting to $1.3 billion and mortgages payable on real estate amounting to $387.8 million as they are non-recourse debt.

(6) Represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

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NYMT

45 Reconciliation of Joint Venture Equity Investments Dollar Amounts in Thousands Cash and cash equivalents $ 18,555 Real estate, net 546,118 Assets of disposal group held for sale 1,147,410 Other assets 17,457 Total assets $ 1,729,540 Mortgages payable on real estate, net $ 387,761 Liabilities of disposal group held for sale 875,576 Other liabilities 12,335 Total liabilities $ 1,275,672 Redeemable non-controlling interest in Consolidated VIEs $ 27,786 Non-controlling interest in Consolidated VIEs 12,371 Non-controlling interest in disposal group held for sale 24,243 Net Equity Investment in Joint Ventures (1) $ 389,468 (1) The Company's net equity investment consists of $141.9 million of net equity investments in consolidated multi-family properties and $247.6 million of net equity investments in disposal group held for sale.

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